                                   EXHIBIT 11

                                 MARITRANS INC.
                    COMPUTATION OF EARNINGS PER COMMON SHARE
                             QUARTER ENDED June 30*

                                                                       1997               1996
                                                                       ----               ----
Primary:

     Income:

         Net income                                                 $ 2,999,000        $   215,000
                                                                    ===========        ===========

     Shares:

         Weighted average number of
           common shares outstanding                                 11,922,381         11,796,533
                                                                    ===========        ===========


Primary earnings per common share                                   $     .2515        $     .0182
                                                                    ===========        ===========


Assuming full dilution:

     Income:

         Net income                                                 $  2,999,000       $   215,000
                                                                    ============       ===========

     Shares:

         Weighted average number of
           common shares outstanding                                  11,922,381        11,796,533


         Assuming exercise of options reduced by the number of
           shares which could have been purchased with the
           proceeds from the exercise of such options                    182,685           132,912
                                                                    ------------       -----------

         Weighted average number of common
           shares outstanding as adjusted                             12,105,066        11,929,445
                                                                    ============       ===========



Fully diluted earnings per common share                             $      .2477**     $     .0180**
                                                                    ============       ===========

* See notes 1 and 2 of the notes to the condensed consolidated financial statements.

** This calculation is submitted in accordance with Regulation S-K item
   601(b)(11) although not required by footnote 2 to paragraph 14 of APB Opinion No. 15 because it results in dilution of less than 3%.

                                   EXHIBIT 11

                                 MARITRANS INC.
                    COMPUTATION OF EARNINGS PER COMMON SHARE
                            SIX MONTHS ENDED June 30*

                                                                        1997                   1996
                                                                        ----                   ----
Primary:

     Income:

         Net income                                                  $ 4,890,000            $   924,000
                                                                     ===========            ===========

     Shares:

         Weighted average number of
           common shares outstanding                                  11,921,993             11,711,331
                                                                     ===========            ===========


Primary earnings per common share                                    $     .4102            $     .0789
                                                                     ===========            ===========


Assuming full dilution:

     Income:

         Net income                                                  $ 4,890,000            $   924,000
                                                                     ===========            ===========

     Shares:

         Weighted average number of
           common shares outstanding                                  11,921,993             11,711,331


         Assuming exercise of options reduced by the number
           of shares which could have been purchased with
           the proceeds from the exercise of such options                182,685                132,912
                                                                     -----------            -----------

         Weighted average number of common
           shares outstanding as adjusted                             12,104,678             11,844,243
                                                                     ===========            ===========



Fully diluted earnings per common share                              $     .4040**          $     .0780**
                                                                     ===========            ===========

* See notes 1 and 2 of the notes to the condensed consolidated financial statements.

** This calculation is submitted in accordance with Regulation S-K item
   601(b)(11) although not required by footnote 2 to paragraph 14 of APB Opinion No. 15 because it results in dilution of less than 3%.



                                       17